Sale and Purchase Agreement

Between

Borneo Energy Sdn. Bhd.

("**Vendor**")

and

Gold Billion Global Limited

("**Purchaser**")

Table of contents

SALE AND PURCHASE AGREEMENT

This Sale and Purchase Agreement is made on the day of 10 MAY 2021 2021 ("**Agreement**")

Between the following parties:

1. **BORNEO ENERGY SDN. BHD. (198401012768 (125324-H))**

   a company incorporated in Malaysia and having its registered address at 1st & 2nd Floor, Victoria Point, Jalan OKK Awang Besar, 87007 Wilayah Persekutuan Labuan and its principal place of business is located at 17th Floor, Menara Hap Seng, Letter Box No. 63, No. 1 & 3, Jalan P. Ramlee, 50250 Kuala Lumpur.

   ("**Vendor**")

   and

2. **GOLD BILLION GLOBAL LIMITED (BVI COMPANY NO.: 1759774)**

   a company incorporated in the British Virgin Island and having its registered address at Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Island.

   ("**Purchaser**")

(the Vendor and the Purchaser collectively be referred to as the "**Parties**" and any one of them as the "**Party**")

Recitals

A. **Business and Assets**

The Vendor is the legal and beneficial owner of the assets as listed in **Schedule 1** of this Agreement ("**Assets**") and conducts the Business (as defined below) as an ongoing concern.

B. **Sale and Purchase**

The Purchaser wishes to acquire, and the Vendor wishes to dispose the Assets upon the terms and subject to the conditions more specifically stated therein.

C. **Technology License Agreement**

Pursuant to the Technology License Agreement dated 20 December 2015 ("**TLA**") made between BOG of the one part as licensee, and Bio Resources Limited (formerly known as Vertrolysis Limited) of the other part as licensor for the grant of the Licensed IP, BOG has subsequently novated the TLA to the Vendor vide a Assignment cum Novation Agreement dated [illegible] ("**Assignment cum Novation Agreement**").

D. **This Agreement**

The Vendor and the Purchaser have now agreed to enter into and execute this Agreement for the sale by the Vendor and the purchase by the Purchaser of the Vendor's Assets upon the terms and subject to the conditions hereinafter contained.

NOW IT IS HEREBY AGREED as follows:

1 Definitions and interpretation

1.1 Definitions

In this agreement, in addition to the words and expressions defined in the recitals to this agreement, unless there is something on the subject or context inconsistent with such construction or unless it is otherwise expressly provided –

"**Agreement**" means this Agreement duly executed by the Parties (includes all annexures, appendices, Schedules and attachments to this Agreement) which expression shall include any supplemental, amendment, variation and modification thereto mutually agreed by the Parties in writing.

"**Assets**" means all the assets and equipment of every kind as listed in **Para (1) of Schedule 1** of this Agreement, primarily related to or otherwise necessary for the conduct of the Business by the Vendor as at the date of this Agreement, including the Technology Assets (as defined below), to be sold to the Purchaser pursuant to Clause 2 of this Agreement.

"**Assignment cum Novation Agreement**" has the meaning ascribed to it in Recital C.

"**BOG**" means Borneo Oil & Gas Corporation Sdn Bhd (200201032679 (600344-X)) of 1st & 2nd Floor, Victoria Point, Jalan OKK Awang Besar, 87007 Wilayah Persekutuan Labuan, the holding company of the Vendor.

"**Business**" means the businesses undertaken by the Vendor as at the date hereof and as at the Completion Date involving oil, gas and energy related businesses.

"**Business Day**" means a day that is not a Saturday, Sunday or any other day which is a public holiday in Kuala Lumpur and Sabah.

"**Completion**" means the completion of the sale and purchase of the Assets on the Completion Date, and upon allotment and issuance of the Consideration Shares.

"**Completion Date**" means the day of Completion which shall be no later than three (3) months from the date of this Agreement subject to the conditions for completion stated in Clause 3, and if such a day being not a Business Day, the Business Day immediately following such a day, or such other date as the Parties may mutually agree in writing.

"**Consideration**" has the meaning ascribed to it in Clause 2.2.

"**Consideration Shares**" has the meaning ascribed to it in Clause 2.3.

"**Encumbrances**" means all or any encumbrances or any other restriction which prohibits the passing of the legal and beneficial title of the Assets to the Purchaser, the Purchaser's use and enjoyment of, and the right to deal with the Assets, including without limitation to charges, mortgages, assignments, title retention, trust arrangements, lease, tenancies, licence, options, caveats (private, trust, lien-holder's or registrar's), liens, squatters, prohibitory / attachment orders, easements, debentures and any other security arrangement or interest whatsoever nature affecting the Assets and/or any agreement to create any of the foregoing howsoever created or arising whatsoever, and "Encumbrance" shall be construed accordingly.

"**Governmental Authority**" means any government or regulatory authority, whether federal, state, local or foreign, or any agency or instrumentality of any such government or regulatory authority, or any federal state, local or foreign court or arbitrator.

"**Licensed IP**" means the Vendor's licensed intellectual property pursuant to the Assignment cum Novation Agreement known as "*Catalytic Biofraction Process*" in the state of Sabah, Malaysia, diagram as shown in **Para (2) of Schedule I**. The Licensed IP is a slow pyrolysis process using a proprietary catalyst to depolymerise palm biomass wastes (Empty Fruit Bunches or Palm Kernel Shells) in temperature range of 350 degC to 500 degC to yield commercially valuable bio products: bio-oil, wood vinegar (Pyroligneous acid), biochar and bio-syngas. The Licensed IP is a second-generation pyrolysis process where non-food feedstock like the palm biomass wastes is used as feedstock.

"**Parties**" or "**Party**" means the Purchaser and the Vendor or either one of them, as the case may be.

"**Permit**" means any permit, license, approval, certificate, qualification, consent or authorization issued by a Governmental Authority.

"**Technology Assets**" means, collectively, all computer software (including software programs, objects, modules, routines, algorithms and any other software code) in both source code and object code form, copyrightable works, inventions (whether or not patentable), trade secrets (including the Vendor's customer list), know-how, processes, designs, techniques, confidential business information (including the Vendor's customer list), and other proprietary information and technologies used primarily in, or which are otherwise necessary for, conducting the Business, including without limitation any of the above related to software programs and updates, upgrades, new versions and new releases of such software programs currently under development by or for the Vendor, whether owned by the Vendor or held by the Vendor under any licenses or sublicenses (or similar grants of rights). The Vendor's Technology Assets include, but are not limited to, the assets described in **Schedule 1** hereto.

"**Transfer Taxes**" means all transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) imposed on the Purchaser or the Vendor in connection with this Agreement.

"**USD or US$**" means United States dollar, the lawful currency of the United States.

"**Warranties**" means the warranties, representations and undertakings set out in **Clause 6** and **Schedule 2** of this Agreement and "**Warranty**" means any one of them.

1.2 Interpretation

In this agreement, headings and bold font are for convenience only and do not affect the interpretation of this agreement and, unless the subject or context otherwise requires or unless it is otherwise expressly provided:

(a) words importing the singular include the plural and *vice versa*;

(b) words importing a gender include any gender;

(c) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(d) an expression denoting or importing a person includes any company, partnership, joint venture, association, corporation or other body corporate and any governmental body, department or agency;

(e) where a word or phrase indicates an exception to any of the provisions of this agreement, and a wider construction is possible, such word or phrase is not to be construed *ejusdem generis* with any foregoing words or phrases and where a word or phrase serves only to illustrate or emphasize any of the provisions of this agreement such word or phrase is not to be construed, or to take effect, as limiting the generality of such provision;

(f) a reference to anything (including, but not limited to, any right) includes a part of that thing but nothing in this clause 1.2(f) implies that performance of part of an obligation constitutes performance of the obligation;

(g) a reference to a recital, clause, paragraph, party, annexure, exhibit or schedule is a reference to a recital, clause, paragraph of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit and schedule;

(h) references to clauses and paragraphs are references to clauses and paragraphs of the clause and schedule in which they appear;

(i) any reference to "**writing**", or cognate expressions, includes any mode of representing or reproducing words in tangible and permanently visible form, and includes telex and facsimile transmissions;

(j) a reference to a party to a document or this agreement, includes that party's successors, permitted assigns, legal personal representatives and directors, as the case may be;

(k) a reference to a "**person**" includes any individual, firm, body corporate, government or state, association or partnership (whether or not having a separate legal entity;

(l) no provision of this agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision;

(m) a reference to a document or this agreement includes all amendments or supplements to, or replacements or novations of, that document or this agreement, as the case may be;

(n) references to "**related company**" mean any subsidiary or parent/holding company of that company or any subsidiary of that parent/holding company;

(o) references to "**associate**" and "**person connected**" shall have the same meaning as that prescribed in Sections 8 and 197 respectively of the Companies Act;

(p) references to any statutes, statutory provision, regulations, directives or treaties or any particular statute, statutory provision, regulation, directive or treaty will include any amendment, modification, consolidation or re-enactment in force from time to time and any statutory instrument or regulations made under it;

(q) any reference to "**pay**", or cognate expressions, includes payments made in cash or by way of bank drafts (drawn on a licensed bank) or effected through inter-bank transfers to the account of the payee, giving the payee access to immediately available, freely transferable, cleared funds and the expressions "**Ringgit**" and the abbreviation "**RM**" and "**sen**" mean the lawful currency of Malaysia;

(r) any reference to a "**day**", "**week**", "**month**" or "**year**" is to that day, week, month or year in accordance with the Gregorian calendar;

(s) a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, assets, revenues and benefits or any part of it;

(t) if any period of time is specified from a given day, or the day of a given act or event, it is to be calculated exclusive of that day and if any period of time falls on a day, which is not a Business Day, then that period is to be deemed to only expire on the next Business Day;

(u) agreements, covenants, terms, stipulations and undertakings expressed to be made by and on behalf of s shall be deemed to be made by and be binding upon s jointly and severally and each request, demand or notice to be given by s under this agreement must be made jointly and collectively by s as if they were a single party; and

(v) words denoting an obligation on a party to do any act matter or thing include an obligation to procure that it be done and words placing a party under a restriction include an obligation not to permit infringement of the restriction.

1.3 Recitals and Schedules

The recitals and schedules of and to this agreement shall have effect and be construed as an integral part of this agreement, but in the event of any conflict or discrepancy between any of the provisions of this agreement, such conflict or discrepancy shall, for the purposes of the interpretation and enforcement of this agreement, be resolved by –

(a) giving the provisions contained in the clauses of this agreement priority and precedence over the provisions contained in the recitals and schedules of and to this agreement; and

(b) giving the provisions contained in the schedules of this agreement priority and precedence over the provisions contained in the recitals to this agreement.

1.4 Table of contents

The table of contents, headings and sub-headings in this agreement are inserted merely for convenience of reference and will be ignored in the interpretation and construction of any of the provisions herein contained.

2 Sale and Purchase

2.1 Sale and Purchase

Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants set forth in this Agreement, the Vendor hereby agrees to sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser hereby agrees to purchase all right, title and interest in and to the Assets, free and clear from all Encumbrances whatsoever, from the Vendor on an "*as-is-where-is*" basis with effect from the Completion Date. For the avoidance of doubt, the term "Assets" as used in this Agreement will mean all of the assets necessary for the conduct of the Business including without limitation to the Assets, Technology Assets and the right to use/sub-let the Licensed IP in the state of Sabah.

2.2 Purchase Consideration

The Vendor hereby agrees to sell and the Purchaser hereby agrees to purchase the Assets at the total purchase consideration of USD5 Million (US$5,000,000.00) only ("**Consideration**") on willing seller-willing buyer basis.

2.3 Mode of Satisfaction

The Consideration for the Sale Shares shall be satisfied in full by the allotment and issue of **One Hundred Sixty Six Million Six Hundred Sixty Six Thousand Six Hundred Sixty Seven (166,666,667)** new ordinary shares in the Purchaser's holding company, Verde Resources Incorporated ("**Verde**"), a Nevada USA corporation listed under QTBQB and having stock code of "VRDR" ("**Consideration Shares**") each credited as fully paid-up and ranking pari passu in all respects with the then existing shares of Verde in favour of the Vendor, or its nominee, Borneo Oil Berhad [Registration No.198901005309 (Company No.121919-H)] on a day falling on the Completion Date which shall be no later than three (3) months from the date of this Agreement subject to Clause 3 below or such further period of time the Parties may mutually agree, or if such a day is not a business day in Kuala Lumpur, the next succeeding business day.

3 Conditions for Completion

3.1 Conditions for Completion

If:

(a) each of the representations, warranties, covenants and undertakings set out hereof by the Vendor remains true and accurate at the Completion Date as if given on that date by reference to the facts and circumstances then existing;

(b) issuance of an independent valuation report by a reputable professional valuer indicating the value of the Assets;

(c) approval from the board of directors of Verde for the issuance of the Consideration Shares in favour of the Vendor, or it's nominee; and

(d) no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order, whether temporary, preliminary or permanent, which is in effect and which has or would have the effect of making the transactions contemplated by this Agreement illegal or restraining or prohibiting consummation of such transactions;

then, on the Completion Date and subject to the provisions of this Agreement, the Parties shall complete the sale and purchase of the Assets under this Agreement by virtue of the Vendor delivering the Assets to the Purchaser in accordance with Clause 4.1 below, and the Purchaser settles the Consideration in accordance with Clause 2.2.

4 Completion

4.1 Transfer and Delivery of Assets

On the Completion Date, subject to the Vendor obtaining the approval of the board of director's of Verde for the issuance of the Consideration Shares and undertaking

to deliver to the Vendor the original share certificates of the Consideration Shares duly registered in the name of the Vendor, the Vendor shall transfer the Assets to the Purchaser and shall place the Purchaser in effective possession and control of the Assets and shall deliver or cause to be delivered at the cost of the Purchaser the following to the Purchaser:

(a) (Delivery of Assets) All of the Assets hereby agreed to be sold, title to which is capable of passing by delivery, at the places where they are located;

(b) (Executed transfers) Duly executed (and where applicable, registrable) transfers, absolute / novations conveyances assignments releases discharges and other documents in the agreed terms necessary to vest full benefit of and title in the Assets which the Purchaser reasonably requires; and

The Vendor shall execute all documents, conveyance, transfer and assignment, perform all acts and deliver to the Purchaser on Completion all such documents as may be required by the Purchaser to effectively transfer and vest title to the Assets in the Purchaser and enable the Purchaser to utilise the Assets. In the event that the Assets are not completely and effectively transferred and/or assigned to the Purchaser, the Vendor agrees, undertakes and covenants to hold all the same as trustee for and on behalf of the Purchaser, and undertake, agree and covenant to take all instructions from the Purchaser to deal with the same according to the Purchaser's reasonable direction.

5 Risk and Title

5.1 Passing of Title and Risk

Title to and risk in the Assets will pass to the Purchaser on the Completion Date (where the Assets shall be delivered or deemed to have been delivered to the Purchaser by virtue of the Purchaser causing the delivery of the original share certificates of the Consideration Shares duly registered in the name of the Vendor).

6 Warranties

6.1 Vendor's Warranties

(a) The Vendor represents, warrants and undertakes to the Purchaser that the Warranties are at the date of this Agreement (except where expressly stated otherwise) and will be at the Completion Date true and accurate in all respects.

(b) The Vendor acknowledges that the Purchaser has entered into this Agreement in reliance on each of the Warranties and other representations made by the Vendor in this Agreement and none of the Warranties shall be limited or restricted by reference to or inference from the terms of the any other Warranties or any other term of this Agreement.

(c) The Warranties shall be deemed repeated immediately before Completion Date with reference to the then existing facts and circumstances.

(d) Save as necessary to give effect to the express terms of this Agreement, the Vendor shall do, allow or procure before Completion anything which is or might cause or constitute or result in a breach of any of the Warranties as given on exchange hereof and/or immediately prior to Completion.

(e) The Vendor shall forthwith disclose to the Purchaser in writing any matter or thing which may arise or become known to them after the date hereof (whether or not prior to Completion) which is or could be a breach of or inconsistent with or may render inaccurate or misleading any of the Warranties as given on exchange hereof and/or immediately prior to Completion.

(f) Where any Warranties refers to the knowledge, information, belief or awareness of the Vendor, the Vendor acknowledges that it has made reasonable enquiry into the subject matter(s) of the Warranty.

6.2 Purchaser's Warranties

The Purchaser represents, warrants, and undertakes to the Vendor that:

(a) the Purchaser is a company duly incorporated and existing under the laws of British Virgin Island and has all requisite corporate power and authority to enter into and complete this Agreement;

(b) the compliance with the terms of this Agreement and any document entered into by the Purchaser in accordance with it does not and will not conflict with or result in a breach of any of the provisions of the Purchaser's constitution; and

(c) the Purchaser has at all times carried on its business in all respects in accordance with its constitution for the time being in force and any other documents to which it is or has been a party.

7 Termination and Specific Performance

7.1 Termination

The Parties hereby agree that in the event any Party breaches any of their obligations under this Agreement, the non-defaulting Party shall serve a written notice to the defaulting Party specifying the breach and requiring the defaulting Party to remedy such breach before the Completion Date. The non-defaulting Party may terminate this Agreement in its sole and absolute discretion any time due to any breach of the defaulting Party's obligation(s) which was or were not properly remedied before the Completion Date by serving a termination notice on the defaulting Party. On the date of termination, this Agreement shall terminate and the Vendor shall not be entitled to the allotment and issuance of the Consideration Shares, and the Purchaser shall return the Assets and/or any documents pertaining to Assets transferred between the date of execution of this Agreement and the date of termination of this Agreement (if the same has been passed or delivered to the Purchaser).

7.2 Specific Performance

Notwithstanding Clause 7.1 above, the Parties hereby agree that in the event either Party breaches any of its obligations under this Agreement, the non-defaulting Party shall be at liberty to take such action in law as may be necessary to compel the defaulting Party to complete the transaction contemplated in this Agreement by way of specific performance, without any prejudice to the non-defaulting Party's rights to claim from the defaulting Party any damages, losses, costs, expenses or outgoings arising out of such failure to complete or breach.

8 Sales and Service Tax ("SST") and Other Taxes

8.1 SST and Other Taxes

Unless expressly stated otherwise in this Agreement, the Parties agree that the Consideration is exclusive of SST as may be applicable under the provision of the Sales Tax Act 2019 and Services Tax Act 2019 and/or other taxes that are applicable under the laws of Malaysia. All Transfer Taxes, if any, will be borne and paid by the Purchaser when due, and the Purchaser, at its own expense, will cause to be filed all necessary documentation with respect to all such Transfer Taxes. If the sale and purchase transaction contemplated hereunder is subject to SST and/or other form of taxes in Malaysia, the Vendor may increase the Consideration provided for by the amount of the SST and/or the other taxes and recover the additional amount from the Purchaser in addition to the Consideration.

9 Further Assurance

9.1 Further Assurance

The Parties shall execute, do and procure all other persons or companies, if necessary, to execute and do all such further deeds, assurance, acts and things as may be reasonably required so that full effect may be given to the terms and conditions of this Agreement.

10 Reconstruction of The Parties

10.1 Reconstruction

The liabilities and/or obligations created by this Agreement shall continue to be valid and binding for all purposes whatsoever notwithstanding any change by amalgamation, reconstruction, merger, takeover or otherwise which may be made in the Constitution of the Parties.

11 Survival of Rights, Duties and Obligations

11.1 Survival

Termination of this Agreement for any cause shall not release a Party from any liability which at the time of termination has already accrued to another Party or which thereafter may accrue in respect of any act or omission prior to such termination.

12 Whole Agreement

12.1 Whole Agreement

This Agreement (together with any documents referred hereto) constitutes the whole agreement between the Parties and it is expressly declared that no variation hereof shall be effective unless made by the Parties in writing. This Agreement and all documents referred to herein supersede any other agreement, letters, correspondence (oral or written or expressed or implied) entered into prior to this Agreement in respect of the matters dealt with in this Agreement except

contemporaneous documents executed with reference to and ancillary to this Agreement.

13 Severability

13.1 Invalidity and Severability

If any provision of this Agreement is or may become under any written law or is found by any court or administrative body or competent jurisdiction to be illegal, void, invalid, prohibited or unenforceable then:

(a) such provision shall be ineffective to the extent of such illegality, voidness, invalidity, prohibition or unenforceability;

(b) the remaining provisions of this Agreement shall remain in full force and effect; and

(c) the Parties shall use their respective best endeavours to negotiate and agree on a substitute provision which is valid and enforceable and achieves to the greatest extent possible the economic, legal and commercial objectives of such illegal, void, invalid, prohibited or unenforceable term, condition, stipulation, provision, covenant or undertaking provided always that any such amendments and/or variations shall not have the effect of substantially changing the nature and characteristics of this Agreement.

14 Costs and Expenses

14.1 Costs of This Agreement

Each Party shall bear its own costs incurred by it in connection with the preparation, negotiation and entry into this Agreement.

14.2 Stamp Duty

All costs incurred in connection with the transfer of Assets shall be borne by the Purchaser.

15 Time

15.1 Time

Time is of the essence in this Agreement, both with regards to the times and periods mentioned herein and with regards to any time or period which may, by agreement between the Parties, be substituted for them.

16 Governing Laws and Jurisdiction

16.1 Governing Laws and Jurisdiction

This Agreement is governed by the laws of Malaysia. The Parties submit to the non-exclusive jurisdiction of the Malaysian courts.

17 Binding Effect

17.1 Binding Effect

This Agreement shall be binding upon the successors in title and permitted assigns of the Parties.

17.2 Schedules

The Schedules hereto shall be taken, read and construed as part and parcel of this Agreement as if they were expressly incorporated and set out in the body of this Agreement.

18 Notices

18.1 Notices

Any notices or other communications to the Parties hereto are required to be given, made, or served for any purpose of this Agreement:

(a) shall be in the English language in legible writing addressed to the addressee and delivered to its registered address as shown in recital hereof

(b) shall be signed by an authorised officer, or be under the common seal of the sender;

(c) in the case of a facsimile, shall be stated to be sent under the signature of an authorised officer or under the common seal of the sender;

(d) is deemed to be given by the sender and received by the addressee: -

(i) if by delivery in person, when delivered to the address;

(ii) if by pre-paid recorded delivery, three (3) Business Days after posting;

(iii) if by or pre-paid registered mail, five (5) Business Days after posting; or

(iv) if by facsimile transmission, at the time a full transmission report emanating from the facsimile machine of the sender purports to confirm that the addressee has received such facsimile;

provided that if the delivery is on a day which is not a Business Day or is after 5.00 pm, it shall be deemed to be given at 9.00 a.m. on the next Business Day.

18.2 Change in Address

A Party shall notify the other Parties of any change to its address provided that such notification shall only be effective on the later of the date specified in the notification and five (5) Business Days after deemed receipt.

19 Counterparts

19.1 Counterparts

This Agreement may be executed in any number of counterparts:

(a) each of which shall be deemed to constitute an original;

(b) all of which, taken together, shall constitute one and the same instrument, and

(c) the execution by a Party of any of which shall constitute execution by that Party of all such counterparts.

20 No Partnership

20.1 No Partnership

Nothing in this Agreement shall be deemed to constitute a partnership between the Parties nor constitute any Party the agent of any other Party for any purpose.

21 Waiver of Rights

21.1 Waiver of Rights

No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or otherwise. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies otherwise provided by law. Without limiting the foregoing, no waiver by any Party of any breach of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

22 Delivery by Facsimile or e-mail

22.1 Delivery by Facsimile or e-mail

This Agreement, and any amendments hereto, waivers hereof or consents or notifications hereunder, to the extent signed and delivered by means of a facsimile machine or by e-mail with facsimile or scan attachment, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re-execute original forms thereof and deliver them to all other Parties. No Party shall raise the use of a facsimile machine or e-mail to deliver a signature or the fact that any signature or this Agreement was transmitted or communicated through the use of facsimile machine or by e-mail with facsimile or scan attachment as a defence to the formation of a contract, and each such Party forever waives any such defence.

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IN WITNESS WHEREOF the parties hereto have hereunto caused this Sale and Purchase Agreement to be duly executed as at the date first above mentioned.

THE VENDOR

FOR AND ON BEHALF OF)
BORNEO ENERGY SDN. BHD.)
(198401012768 (125324-H)))

Director
Name: TEO KIEW LEONG

Director
Name: ANTHONY FOO

THE PURCHASER

FOR AND ON BEHALF OF)
GOLD BILLION GLOBAL LIMITED)
(BVI COMPANY NO.: 1759774))

Director
Name:

Director BALAKRISHNAN B S MUTHU
Name:

Witnesed by

LEE CHONG HOE
640131-07-5009

SCHEDULE 1

(DETAILED ASSETS LISTING)

(1) List of Assets and Equipment

Bio fraction Asset
listing (1).xlsx

(2) Licensed IP / Technology Assets

The exclusive, perpertual right and license to use, operate, manufacture, produce, develop, further create derivative works in connection to a propriertary catalytic pyrolysis technology that converts biomass into bio char, bio fuel, wood vinegar (pyrolygneus acid) and bio syn-gas. Below is a pictorial diagram of the whole process : -


Under Vacuum
Catalyst
Feedstock
Biosyn Gas
Generator
Light Bio-Crude Oil
Wood Vinegar
Heavy Bio-Crude Oil
Bio Char
Flare

SCHEDULE 2

(WARRANTIES)

1. GENERAL

1.1 The Vendor has been and remains validly incorporated or established pursuant to the laws of its country of incorporation or establishment. All corporate or other documents required to be filed or registered in respect of the Vendor with the relevant authorities have been duly filed.

1.2 The Vendor has full capacity to enter into this Agreement and to exercise its rights and perform its obligations hereunder. This Agreement is a legal, valid and binding agreement on the Vendor and is enforceable in accordance with its terms.

1.3 The execution, delivery and performance of this Agreement by the Vendor does not and shall not violate in any respect any provision of:

(a) any law or regulation or any order or decree of any governmental authority, agency or court of Malaysia;

(b) any agreement or other undertaking to which the Vendor or any one of them or the Vendor is a party or which is binding upon him/them/it or any of his/their/its assets, and does not and shall not result in the creation or imposition of any encumbrance on any of his/their/its assets pursuant to the provisions of any such agreement or other undertaking.

1.4 All written information (excluding forecast financial information) given by or on behalf of the Vendor to the Purchaser or any of its representatives was when given and is now true, complete and accurate in all material respects and not misleading in any material respect.

1.5 All information about the Assets which, if disclosed, may reasonably have been expected to affect the decision of the Purchaser to enter into this Agreement, has been disclosed to the Purchaser in writing prior to the date of this Agreement.

2. OWNERSHIP OF ASSETS

2.1 The Vendor has legal ownership, control and good and marketable title of the Assets. All the title deeds and documents that are required to prove contractual rights of the Vendor or contractual rights of the Assets are in the possession of the Vendor.

2.2 The Assets are in the possession and under the control of the Vendor which has good and marketable title thereto.

2.3 The Vendor has not disposed of or agreed to dispose of or granted or agreed to grant any security or other encumbrance in respect of any of the Assets.

2.4 None of the Assets is subject to, and there is no agreement or commitment to give or create, any option, lien or encumbrance.

2.5 None of the Assets is the subject of any factoring arrangement, conditional sale or credit agreement.

2.6 None of the Assets has been purchased on terms that property does not pass to the Vendor until full payment is made by it to the seller.

2.7 There has been no exercise, purported exercise or claim for any charge, lien, encumbrance or equity over any of the Assets and there is no dispute directly or indirectly relating to any of the Assets.

2.8 The Vendor has not omitted to do anything required or permitted to be done by it necessary for the protection of its respective title to or for the enforcement or the preservation of any order or priority of any properties or rights owned by it.

3. ASSETS

3.1 Schedule 1 contains full and accurate details of the Assets.

3.2 The equipment comprised in the Assets:

(a) are in a proper state of repair and condition and satisfactory working order;

(b) have been regularly and properly maintained;

(c) are free from encumbrances and/or outstanding liabilities;

(d) are not a subject matter to any loan and/or hire purchase facilities, in whatsoever manner; and

(e) are not subject to any pending, threatening and existing disputes, claims, legal proceedings, actions, offences, penalties, fines, judgments, orders, decrees and compulsory acquisitions.

4. SOLVENCY

4.1 The Vendor is solvent and able to pay its debts as they fall due and has assets of greater value than its liabilities.

4.2 No order has been made or petition presented or resolution passed for the winding up of the Vendor, nor has any distress, execution or other process been levied against the Vendor or action taken to repossess goods in the possession of the Vendor.

4.3 No steps have been taken for the appointment of an administrator or receiver of any part of the Vendor's property and the Vendor has not made or proposed any arrangement or composition with its creditors or any class of its creditors.

4.4 The Vendor is not a party to any transaction which could be voided in a winding up.

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